UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 26, 2012

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Heron Lake BioEnergy, LLC (the “Company”) has appointed Michael Mattison to the position of Chief Financial Officer of the Company, effective November 26, 2012.

Prior to joining the Company, Michael Mattison, age 59, served as controller for AgFirst Farmers Cooperative in Brookings, South Dakota, from June 2012 to November 2012.  From April 2006 to December 2011, Mr. Mattison served as Chief Financial Officer for Western Wisconsin Energy, LLC.  Western Wisconsin Energy, LLC owned and operated a 55 million gallon per year ethanol plant near Boyceville, Wisconsin which began production in September 2006.  As Chief Financial Officer, Mr. Mattison was responsible for start-up and ongoing management of all financial and administrative infrastructures for Western Wisconsin Energy.

Under his employment arrangement with the Company as Chief Financial Officer, Mr. Mattison began employment on November 26, 2012, and will be paid a base compensation of $130,000 annually.  His employment is guaranteed through March 1, 2013, or until his assignment is satisfactorily completed or his employment is terminated for cause.  As a fulltime employee, Mr. Mattison will be eligible to participate in the Company’s benefit plans on the first day of the month following 60 days of employment and the Company’s 401(k) plan the first quarter following 60 days of employment.  The Company will also pay for Mr. Mattison’s lodging in the Heron Lake, Minnesota area Monday-Thursday nights each week of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/	Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:  November 29, 2012